UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2020

Blonder Tongue Laboratories, Inc.

(Exact Name of registrant as specified in its charter)

Delaware	1-14120	52-1611421
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Jake Brown Road, Old Bridge, New Jersey  08857

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (732) 679-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001	BDR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 14, 2020, Blonder Tongue Laboratories, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with accredited investors (the “Purchasers”) for the sale and issuance by the Company to the Purchasers of (i) an aggregate of 1,428,571 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”) and (ii) warrants (the “Purchaser Warrants”) to purchase an aggregate of up to 714,286 shares of Common Stock (the “Purchaser Warrant Shares”), for aggregate gross proceeds to the Company of $1 million, before deducting placement agent fees and offering expenses payable by the Company. The Company also agreed to issue to the placement agents and certain persons affiliated with the placement agents, as additional compensation, (a) fully-vested warrants (the “Placement Agent Warrants”) to purchase an aggregate of up to 100,000 shares (the “Placement Agent Warrant Shares”) of Common Stock and (b) contingent warrants (the “Placement Agent Contingent Warrants”) to purchase an aggregate of up to an additional 50,001 shares (the “Placement Agent Contingent Warrant Shares”) of Common Stock. The transaction closed on December 15, 2020.

The Purchase Agreement contains customary representations, warranties and covenants of the Company and the Purchasers, indemnification obligations of the Company (including for liabilities under the Securities Act of 1933, as amended) and certain termination provisions. The Purchase Agreement also includes terms that give the Purchasers certain price protections, providing for adjustments of the number of shares of Common Stock held by them in the event of certain future dilutive securities issuances by the Company for a period not to exceed 18 months following the closing of the private placement, or such earlier date on which all of the Purchaser Warrants have been exercised. In addition, the Purchase Agreement provides the Purchasers with a right to participate in certain future Company financings, up to 30% of the amount of such financings, for a period of 24 months following the closing of the private placement. The Purchase Agreement also requires the Company to register the resale of the Shares and the Warrant Shares under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the terms of a Registration Rights Agreement between the Company and the Purchasers, dated as of December 14, 2020 (the “Registration Rights Agreement”), as described further below.

The Purchase Agreement further obligates the Company to call a special meeting of its stockholders to seek stockholder approval of the issuance of shares of its Common Stock issuable in connection with this transaction in excess of 19.99% of the Company’s presently-outstanding shares of Common Stock, in accordance with the requirements of Section 713(a) of the NYSE American Company Guide (the “Stockholder Approval”). Until Stockholder Approval has been obtained, the Company may not issue more than two million shares of its Common Stock, in the aggregate, pursuant to the Purchase Agreement (including the anti-dilution provisions of Section 4.12 thereof), the Purchaser Warrants, the Placement Agent Warrants and/or the Placement Agent Contingent Warrants.

The Purchaser Warrants have an exercise price of $1.25 per share, are exercisable beginning on December 15, 2020, and have a term of three years. The exercise price and the number of shares of Common Stock issuable upon exercise of each Purchaser Warrant is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock.

In certain circumstances, upon the occurrence of a fundamental transaction, a holder of Purchaser Warrants is entitled to receive, upon any subsequent exercise of the Purchaser Warrant, for each Purchaser Warrant Share that would have been issuable upon such exercise of the Purchaser Warrant immediately prior to the fundamental transaction, at the option of the holder, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of the fundamental transaction by a holder of the number of shares of Common Stock of the Company for which the Purchaser Warrant is exercisable immediately prior to the fundamental transaction. If holders of the Company’s Common Stock are given any choice as to the securities, cash or property to be received in a fundamental transaction, then the Holder shall be given the choice as to the additional consideration it receives upon any exercise of the Purchaser Warrant following the fundamental transaction.

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The Placement Agent Warrants have an exercise price of $0.70 per share, a term of five years from December 14, 2020, and become exercisable beginning on the earlier of (i) the receipt of Stockholder Approval and (ii) the exercise or expiration of all of the Purchaser Warrants. The exercise price and the number of shares of Common Stock issuable upon exercise of each Placement Agent Warrant is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. The Placement Agent Warrants also provide the holders with certain “piggyback” registration rights, permitting the holders to request that the Company include the Placement Agent Warrant Shares for sale in certain registration statements filed by the Company under the Securities Act.

The Placement Agent Contingent Warrants have an exercise price of $1.25 per share, a term of five years from December 14, 2020, and become exercisable if, and to the extent, holders of the Purchaser Warrants exercise such Purchaser Warrants. In no event, however, will the Placement Agent Contingent Warrants become exercisable unless and until Stockholder Approval has been obtained. The exercise price and the number of shares of Common Stock issuable upon exercise of each Placement Agent Contingent Warrant is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. The Placement Agent Contingent Warrants also provide the holders with certain “piggyback” registration rights, permitting the holders to request that the Company include the Placement Agent Contingent Warrant Shares for sale in certain registration statements filed by the Company under the Securities Act.

The Registration Rights Agreement obligates the Company, at its expense, to file a registration statement with the Securities and Exchange Commission (the “Commission”) to register the resale of the Shares and the Warrant Shares by the Purchasers no more than 30 days following December 14, 2020. The Company is required to use its best efforts to cause the registration statement to be declared effective by the Commission as promptly as possible after the filing thereof, but in any event no later than the 90th calendar day following the date of the Registration Rights Agreement (or, in the event of a “full review” by the Commission, the 120th calendar day following the date of the Registration Rights Agreement). In the event the Company is notified by the Commission that the registration statement will not be reviewed or is no longer subject to further review and comments, the Company must cause the registration statement to become effective on the fifth Trading Day (as defined) following the date of such notice. In addition, the Company is required to use its best efforts to keep the registration statement continuously effective until the date that all registrable securities covered by the registration statement (i) have been sold thereunder or pursuant to Rule 144 under the Securities Act, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement of Rule 144. The Registration Rights agreement provides for certain indemnification obligations of the Company and the Purchasers (including for liabilities under the Securities Act).

The foregoing descriptions of the material terms of the Purchase Agreement, Purchaser Warrants, Placement Agent Warrants, Placement Agent Contingent Warrants and Registration Rights Agreement are not complete and are qualified in their entirety by reference to the Purchase Agreement, Purchaser Warrants, Placement Agent Warrants, Placement Agent Contingent Warrants and Registration Rights Agreement attached as Exhibits 10.1, 4.1, 4.2, 4.3 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The representations, warranties and covenants of the parties included in the summary of the material terms of the agreements and documents provided above were made only for purposes of such agreements and documents and as of specific dates, were solely for the benefit of the parties to such agreements and documents and may be subject to limitations agreed upon by the contracting parties. Accordingly, these agreements should not be read alone, but should instead be read in conjunction with the other information regarding the Company included in its filings made with the Securities and Exchange Commission.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

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Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the private placement described in Item 1.01 above, which description is incorporated by reference into this Item 3.02 in its entirety, the Company (i) sold and issued the Shares and Purchaser Warrants and (ii) issued the Placement Agent Warrants and Placement Agent Contingent Warrants, in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and applicable provisions of state securities laws.

Item 8.01	Other Events.

On December 15, 2020, the Company issued a press release announcing the completion of the private placement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

4.1	Form of Purchaser Common Stock Purchase Warrant.
4.2	Form of Placement Agent Common Stock Purchase Warrant.
4.3	Form of Placement Agent Contingent Common Stock Purchase Warrant.
10.1	Form of Securities Purchase Agreement dated December 14, 2020 by and between Blonder Tongue Laboratories, Inc. and the Purchasers identified therein.
10.2	Form of Registration Rights Agreement dated December 14, 2020 by and between Blonder Tongue Laboratories, Inc. and the Purchasers identified therein.
99.1	Press Release dated December 15, 2020.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLONDER TONGUE LABORATORIES, INC.

By:	/s/ Eric Skolnik
Eric Skolnik
Senior Vice President and Chief Financial Officer

Date: December 15, 2020

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